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                                                                   Exhibit 23.2

                          CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 and Prospectus of Peoples Bancorp of our report, dated August 5, 1999, on the consolidated financial statements of Three Rivers Financial Corporation as of June 30, 1999 and 1998 and for the years ended June 30, 1999, 1998 and 1997. We also consent to the use of our name and the statements with respect to us appearing under the heading of "Experts" in the Prospectus.




                                       /s/ Crowe, Chizek and Company LLP
                                       ----------------------------------------
                                           Crowe, Chizek and Company LLP


Grand Rapids Michigan
December 7, 1999